UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 12, 2008

NCI, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-51579	20-3211574
(State or Other Jurisdiction of Incorporation)	(commission file number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 707-6900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors
On June 11, 2008, the Board of Directors of NCI, Inc. (the “Company”) named Mr. William M. Parker as Chief Operating Officer of NCI, Inc. effective July 1, 2008.  Mr. Parker brings over 20 years of senior-level executive expertise to NCI in the defense and information technologies industries.  He previously was President of Karta Technologies, Inc. (Karta) and joined NCI with its acquisition of Karta during June 2007.  Following the acquisition, NCI combined its Air Force business with Karta to form its Air Force and Technology Services Sector where he assumed the role of Executive Vice President and General Manager of the Sector.

Mr. Parker, 54, has an extensive background in growing business in the government IT and technology services industry.  From 2006 until June of 2007, Mr. Parker served as President of Karta.  During 2006, Mr. Parker served as President of Kforce Federal Solutions, a division of Kforce Inc.  From 2004 until 2005, he served as President of Pinkerton Computer Consultants, Inc.’s Government Solutions Division, a company that was acquired by Kforce Inc.  From 2001 until 2004, Mr. Parker was a Principal in Parker Associates LLC, a consulting company focused on creating strategic value for companies in the Federal IT market.  In addition, Mr. Parker was employed by CACI International Inc., eventually rising to Executive Vice President.  Also, Mr. Parker served as President and Chief Executive Officer of Crosswalk.com, Inc., a publicly traded Internet company.  Mr. Parker has served as an officer in the U.S. Navy.

Mr. Parker's annual base salary is $315,000 as of July 1, 2008.  Mr. Parker is eligible to participate in both the NCI Incentive Compensation Plan as well as the NCI Acquisition Bonus Plan.

A copy of the June 12, 2008 press release announcing Mr. Parker’s promotion is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)               Exhibits

Exhibit No.	Description of Exhibit
99.1	NCI, Inc. Press Release, dated June 12, 2008, announcing Mr. William M. Parker’s promotion to Chief Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.
Date: June 12, 2008	By:	/s/ Judith L. Bjornaas
Judith L. Bjornaas
Senior Vice President and Chief Financial Officer